Exhibit 99.1

Bionik Laboratories Completes US$13.1 Million Private Placement

-Pioneering robotics company now funded to advance robust product development and growth strategy-

Toronto, ON – July 7, 2015 – Bionik Laboratories Corp. (OTCBB: BNKL), a medical device and robotics company with a core focus in robotic exoskeleton technology for users with mobility impairments (“Bionik” or the "Company"), announced today that it has completed an additional sale to qualified accredited investors of units consisting of its common stock and warrants for aggregate gross proceeds of approximately US$1.4 million in a private placement transaction. This equity financing is the sixth and final transaction in the capital raise initiated in February, 2015. With the closing of this final round, Bionik has successfully raised approximately US$13.1 million.

Bionik intends to use the proceeds from this financing for general corporate purposes including the costs associated with the development for its primary product The ARKE™, a robotic lower body exoskeleton that offers paraplegics as well as other wheelchair users, the ability to rehabilitate through walking and other motion, and to implement the Company’s strategy of becoming a premier medical device and robotics company.

Peter Bloch, CEO of Bionik, stated, “The close of this final round of our capital raise initiative is a significant milestone for the Company and allows us to advance our strategic plans with a healthy balance sheet. This successful financing along with our achievement earlier this year of becoming a publicly-traded company, enables us to access the capital markets, and importantly, makes it possible to rapidly advance our product development and growth strategy.”

The securities sold in the financing have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Highline Research Advisors through Merriman Capital and Garden State Securities acted as the Placement Agent for the transaction.

About Bionik Laboratories

Bionik Laboratories is a medical device and robotics company with a core focus in robotic exoskeleton technology for users with mobility impairments. The technology provides the ability for users to rehabilitate effectively by being able to actually walk with the help of the technology. Bionik Laboratories has researched, developed and tested its primary product, The ARKE™, an exoskeleton device that allows paraplegics and other mobility impaired individuals to stand up, walk and rehabilitate in a more effective way than current manual rehabilitation methods. For more information, please visit www.bioniklabs.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, the Company's inability to obtain additional financing if necessary, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements except as required by applicable law.

Bionik Laboratories Corp. Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

(908) 938-1475

jenene@jenenethomascommunications.com

SOURCE Bionik Laboratories Corp.

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